Filed by Federated Equity Funds on behalf of Federated Market Opportunity Fund

Pursuant to Rule 14a-6 of the Securities Act of 1934

Commission File No. 811-4018

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Federated Market Opportunity Fund recently contacted you regarding a Special Meeting of Shareholders to be held on January 27, 2009. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.

1-866-586-0577

Voting is
very important.

Please vote now to be sure your vote is received in time for the January 27, 2009
Special Meeting of Shareholders.

Federated Market Opportunity Fund has made it very easy for you to vote.

Please choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

•	Log on to the website noted on your proxy card, enter your control number printed on the card and vote by following the on-screen prompts.

•	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the postage paid envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.